As filed with the Securities and
Exchange Commission on July 8, 1999               Registration No. 333-____
________________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________


                      PRIORITY HEALTHCARE CORPORATION
          (Exact name of registrant as specified in its charter)

               INDIANA                           35-1927379
    (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification No.)


      285 WEST CENTRAL PARKWAY                      32714
     ALTAMONTE SPRINGS, FLORIDA                  (Zip Code)
(Address of Principal Executive Offices)

                      PRIORITY HEALTHCARE CORPORATION
                   1997 STOCK OPTION AND INCENTIVE PLAN
                         (Full title of the plans)


                              ROBERT L. MYERS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
        285 WEST CENTRAL PARKWAY, ALTAMONTE SPRINGS, FLORIDA 32714
                  (Name and address of agent for service)

                              (407) 869-7001
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

     TITLE OF           AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES          REGISTERED (1)   OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED                           PER SHARE (2)    OFFERING PRICE (2)       FEE

Class B Common Stock,   1,000,000          $36.875 (3)        $36,875,000 (3)      $10,251.25
$0.01 par value

(1)Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Class B Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the 1997 Stock Option and Incentive Plan are to be offered at not less than the fair market value of one share of Class B Common Stock of Priority Healthcare Corporation on the date the options are granted.

(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the NASDAQ National Market System on July 2, 1999, which was $36.875 per share.

     The Registrant's Registration Statement on Form S-8 (Registration No. 333-61479) is incorporated herein by reference.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altamonte Springs, State of Florida, on July 6, 1999.

                                PRIORITY HEALTHCARE CORPORATION


                                By:     /S/  ROBERT L. MYERS
                                      Robert L. Myers
                                      President and
                                      Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William
E. Bindley and Robert L. Myers, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of William E. Bindley and Robert L. Myers, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                        TITLE                            DATE
/S/ WILLIAM E. BINDLEY           Chairman of the Board            July 6, 1999
    William E. Bindley

/S/ ROBERT L. MYERS              President, Chief Executive       July 6, 1999
    Robert L. Myers              Officer and Director
                                 (Principal Executive Officer)

/S/ DONALD J. PERFETTO           Vice President, Chief Financial   July 6, 1999
    Donald J. Perfetto           Officer, Treasurer and Director
                                 (Principal Financial and
                                 Accounting Officer)

/S/ MICHAEL D. MCCORMICK         Director                          July 6, 1999
    Michael D. McCormick

/S/ THOMAS J. SALENTINE          Director                          July 6, 1999
    Thomas J. Salentine

/S/ RICHARD W. ROBERSON          Director                          July 6, 1999
    Richard W. Roberson

/S/ REBECCA M. SHANAHAN          Director                          July 6, 1999

                             INDEX TO EXHIBITS

Exhibit DESCRIPTION
   NO.   OF EXHIBIT
4.1                 Restated Articles of Incorporation of the Registrant.
4.2                 By-Laws of the Registrant, as amended to date. (The
                    copy of this Exhibit filed as Exhibit 3-B to the
                    Company's Annual Report on Form 10-K for the year ended
                    December 31, 1998 is incorporated herein by reference.)
4.3         (i)     Priority Healthcare Corporation 1997 Stock Option and
                    Incentive Plan.  (The copy of this Exhibit filed as
                    Exhibit 10-C to the Company's Registration Statement on
                    Form S-1 (Registration No. 333-34463) is incorporated
                    herein by reference.)
           (ii)     First Amendment to the Priority Healthcare Corporation
                    1997 Stock Option and Incentive Plan.  (The copy of
                    this Exhibit filed as Exhibit 10-C(ii) to the Company's
                    Quarterly Report on Form 10-Q for the quarter ended
                    September 30, 1998 is incorporated herein by
                    reference.)
           (iii)    Second Amendment to the Priority Healthcare Corporation
                    1997 Stock Option and Incentive Plan.
5                   Opinion of Baker & Daniels, counsel for Registrant, as
                    to the legality of the securities being registered.
23.1                Consent of PricewaterhouseCoopers LLP.
23.2                Consent of Baker & Daniels (included in the Baker &
                    Daniels Opinion filed as Exhibit 5).
24                  Powers of Attorney (included on the Signature Page of
                    the Registration Statement).